EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF CHEMUNG FINANCIAL CORPORATION PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350.

The undersigned, the Chief Financial Officer of Chemung Financial Corporation (the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

(a)
the Quarterly Report on Form 10-Q of the Corporation for the period ended September 30, 2016, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer
November 2, 2016